LEND LEASE HYPERION HIGH
                     YIELD CMBS FUND, INC. (the "Registrant")
                Form N-SAR for the period ending January 31, 2000
                               File Number 811-07359




This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 31st day of March, 2000.




                                                LEND LEASE HYPERION
                                                HIGH YIELD CMBS FUND, INC.






                                                By:      /s/ Clifford Lai
                                                         Clifford Lai
                                                         President




Witness:   /s/ Joe Tropeano
              Joe Tropeano
             Assistant Secretary